File 333193507


Rule 424 b3


AMERICAN
DEPOSITARY SHARES
One 1 American Depositary
Share represents
One 1 Share

THE BANK OF NEW
YORK MELLON
AMERICAN
DEPOSITARY RECEIPT
FOR SHARES OF
COMMON STOCK, OF
ALFRESA HOLDINGS
CORPORATION
INCORPORATED
UNDER THE LAWS OF
JAPAN
       The Bank of New
York Mellon, as depositary
hereinafter called the
Depositary, hereby certifies
i that there have been
deposited with the
Depositary or its agent,
nominee, custodian,
clearing agency or
correspondent, the securities
described above Shares or
evidence of the right to
receive such Shares, ii that
at the date hereof each
American Depositary Share
evidenced by this Receipt
represents the amount of
Shares shown above, and
that

or registered assigns IS
THE OWNER OF
AMERICAN
DEPOSITARY SHARES
hereby evidenced and
called, and except as
otherwise herein expressly
provided, is entitled upon
surrender at the Corporate
Trust Office of the
Depositary, New York,
New York of this Receipt
duly endorsed for transfer
and upon payment of the
charges as provided on the
reverse of this Receipt and
in compliance with
applicable laws or
governmental regulations, at
Owners option 1 to delivery
at the office of the agent,
nominee, custodian,
clearing agency or
correspondent of the
Depositary, to a person
specified by Owner, of the
amount of Deposited
Securities represented
hereby or evidence of the
right to receive the same or
2 to have such Deposited
Securities forwarded at his
cost and risk to him at the
Corporate Trust Office of
the Depositary.  The words
Deposited Securities
wherever used in this
Receipt shall mean the
Shares deposited under the
agreement created by the
Receipts as hereinafter
defined including such
evidence of the right to
receive the same, and any
and all other securities, cash
and other property held by
the Depositary in place
thereof or in addition
thereto as provided herein.
The word Owner wherever
used in this Receipt shall
mean the name in which
this Receipt is registered
upon the books of the
Depositary from time to
time.  The Depositarys
Corporate Trust Office is
located at a different
address than its principal
executive office. Its
Corporate Trust Office is
located at 101 Barclay
Street, New York, New
York 10286, and its
principal executive office is
located at One Wall Street,
New York, New York
10286.
?

1.	RECEIPTS.
	This American
Depositary Receipt this
Receipt is one of a
continuing issue of
American Depositary
Receipts collectively, the
Receipts, all evidencing
rights of like tenor with
respect to the Deposited
Securities, and all issued or
to be issued upon the terms
and subject to the conditions
herein provided, which shall
govern the continuing
arrangement by the
Depositary with respect to
initial deposits as well as
the rights of holders and
Owners of Receipts
subsequent to such deposits.
	The issuer of the
Receipts is deemed to be the
legal entity resulting from
the agreement herein
provided for.
	The issuance of
Receipts against deposits
generally may be
suspended, or the issuance
of Receipts against the
deposit of particular Shares
may be withheld, if such
action is deemed necessary
or advisable by the
Depositary at any time and
from time to time because
of any requirements of any
government or
governmental body or
commission or for any other
reason.  The Depositary
assumes no liability with
respect to the validity or
worth of the Deposited
Securities.
2.	TRANSFER OF
RECEIPTS.
	Until the surrender
of this Receipt in
accordance with the terms
hereof, the Depositary will
maintain an office in the
Borough of Manhattan, The
City of New York, for the
registration of Receipts and
transfers of Receipts where
the Owners of the Receipts
may, during regular
business hours, inspect the
transfer books maintained
by the Depositary that list
the Owners of the Receipts.
The transfer of this Receipt
is registrable on the books
of the Depositary at its
Corporate Trust Office by
the holder hereof in person
or by duly authorized
attorney, upon surrender of
this Receipt properly
endorsed for transfer or
accompanied by proper
instruments of transfer and
funds sufficient to pay any
applicable transfer taxes,
and the fees and expenses of
the Depositary and upon
compliance with such
regulations, if any, as the
Depositary may establish
for such purpose.  This
Receipt may be split into
other such Receipts, or may
be combined with other
such Receipts into one
Receipt, representing the
same aggregate number of
American Depositary
Shares as the Receipt or
Receipts surrendered.  Upon
such split or combination
not involving a transfer, a
charge will be made as
provided herein.  The
Depositary may close the
transfer books at any time
or from time to time when
deemed expedient by it in
connection with the
performance of its duties
hereunder.
3.	PROOF OF
CITIZENSHIP OR
RESIDENCE.
	The Depositary may
require any holder or Owner
of Receipts, or any person
presenting securities for
deposit against the issuance
of Receipts, from time to
time, to file such proof of
citizenship or residence and
to furnish such other
information, by affidavit or
otherwise, and to execute
such certificates and other
instruments as may be
necessary or proper to
comply with any laws or
regulations relating to the
issuance or transfer of
Receipts, the receipt or
distribution of dividends or
other property, or the
taxation thereof or of
receipts or deposited
securities, and the
Depositary may withhold
the issuance or registration
of transfer of any Receipt or
payment of such dividends
or delivery of such property
from any holder, Owner or
other person, as the case
may be, who shall fail to
file such proofs, certificates
or other instruments.
4.	TRANSFERABIL
ITY
RECORDOWNERSHIP.
	It is a condition of
this Receipt and every
successive holder and
Owner of this Receipt by
accepting or holding the
same consents and agrees,
that title to this Receipt,
when properly endorsed or
accompanied by proper
instruments of transfer, is
transferable by delivery
with the same effect as in
the case of a negotiable
instrument provided,
however, that prior to the
due presentation of this
Receipt for registration of
transfer as above provided,
and subject to the provisions
of Article 9 below, the
Depositary, notwithstanding
any notice to the contrary,
may treat the person in
whose name this Receipt is
registered on the books of
the Depositary as the
absolute owner hereof for
the purpose of determining
the person entitled to
distribution of dividends
and for any other purpose.
5.	TAX LIABILITY.
	The Depositary
shall not be liable for any
taxes or governmental or
other assessments or
charges that may become
payable in respect of the
Deposited Securities, but a
ratable part of any and all of
the same, whether such tax,
assessment or charge
becomes payable by reason
of any present or future law,
statute, charter provision,
bylaw, regulation or
otherwise, shall be payable
by the Owner hereof to the
Depositary at any time on
request.  Upon the failure of
the holder or Owner of this
Receipt to pay any such
amount, the Depositary may
sell for account of such
Owner an amount of the
Deposited Securities equal
to all or any part of the
amount represented by this
Receipt, and may apply the
proceeds in payment of such
obligations, the Owner
hereof remaining liable for
any deficiency.
6.	REPRESENTATI
ONS AND
WARRANTIES.
	Every person
presenting Shares for
deposit shall be deemed
thereby to represent and
warrant that such Shares
and each certificate, if any,
therefor are validly issued,
fully paid and
nonassessable, that such
Shares were not issued in
violation of any preemptive
or similar rights of the
holders of any securities and
that the person making such
deposit is duly authorized so
to do.  Every such person
shall also be deemed to
represent that the deposit of
such securities and the sale
of American Depositary
Shares representing such
Shares by that person in the
United States are not
restricted under the
Securities Act of 1933, as
amended the Securities Act
of 1933.  Such
representations and
warranties shall survive the
deposit of such securities
and issuance of Receipts.
	This Receipt is
issued subject, and all rights
of the holder or Owner
hereof are expressly subject,
to the terms and conditions
set forth on both sides of
this Receipt, all of which
form a part of the agreement
evidenced in this Receipt
and to all of which the
holder or Owner hereof by
accepting this Receipt
consents.
7.	REPORTS OF
ISSUER OF DEPOSITED
SECURITIES VOTING
RIGHTS.
	As of the date of the
establishment of the
program for issuance of
Receipts by the Depositary,
the Depositary believed,
based on limited
investigation, that the issuer
of the Deposited Securities
either i furnished the
Securities and Exchange
Commission the
Commission with certain
public reports and
documents required by
foreign law or otherwise or
ii published information in
English on its Internet
website at
httpwww.alfresa.comengind
ex.html or another
electronic information
delivery system generally
available to the public in its
primary trading market, in
either case in compliance
with Rule 12g32b under the
Securities and Exchange
Act of 1934 as in effect and
applicable to that issuer at
that time.  However, the
Depositary does not assume
any duty to determine if the
issuer of the Deposited
Securities is complying with
the current requirements of
Rule 12g32b or to take any
action if that issuer is not
complying with those
requirements.
	The Depositary
shall be under no obligation
to give notice to the holder
or Owner of this Receipt of
any meeting of shareholders
or of any report of or
communication from the
issuer of the Deposited
Securities, or of any other
matter concerning the
affairs of such issuer, except
as herein expressly
provided.  The Depositary
undertakes to make
available for inspection by
holders and Owners of the
Receipts at its Corporate
Trust Office, any reports
and communication
received from the issuer of
the Deposited Securities
that are both i received by
the Depositary as the holder
of the Deposited Securities
and ii made generally
available to the holders of
the Deposited Securities by
the issuer thereof.  Such
reports and communications
will be available in the
language in which they
were received by the
Depositary from the issuer
of the Deposited Securities,
except to the extent, if any,
that the Depositary in its
sole discretion elects to both
i translate into English any
of such reports or
communications that were
not in English when
received by the Depositary
and ii make such
translations, if any,
available for inspection by
holders and Owners of the
Receipts.  The Depositary
has no obligation of any
kind to translate any of such
reports or communications
or to make such translation,
if any, available for such
inspection.
	The Depositary
may, in its discretion,
exercise, in any manner, or
not exercise, any and all
voting rights that may exist
in respect of the Deposited
Securities.  The Depositary
may, but assumes no
obligation to, notify Owners
of an upcoming meeting of
holders of Deposited
Securities or solicit
instructions from Owners as
to the exercise of any voting
rights with respect to the
Deposited Securities. Upon
the written request of the
Owner of this Receipt and
payment to it of any
expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any
voting rights with respect to
the amount of the Deposited
Securities represented by
the American Depositary
Shares evidenced by this
Receipt in accordance with
that request.
8.	DISTRIBUTIONS
..
	Until the surrender
of this Receipt, the
Depositary a shall distribute
or otherwise make available
to the Owner hereof, at a
time and in such manner as
it shall determine, any
distributions of cash, Shares
or other securities or
property other than
subscription or other rights
and b may distribute or
otherwise make available to
the Owner hereof, at a time
and in such manner as it
shall determine, any
distributions of subscription
or other rights, in each case
received with respect to the
amount of Deposited
Securities represented
hereby, after deduction, or
upon payment of the fees
and expenses of the
Depositary described in
Article 13 below, and the
withholding of any taxes in
respect thereof provided,
however, that the
Depositary shall not make
any distribution for which it
has not received satisfactory
assurances, which may be
an opinion of United States
counsel, that the distribution
is registered under, or is
exempt from or not subject
to the registration
requirements of, the
Securities Act of 1933 or
any other applicable law.  If
the Depositary is not
obligated, under the
preceding sentence, to
distribute or make available
a distribution under the
preceding sentence, the
Depositary may sell such
Shares, other securities,
subscription or other rights,
securities or other property,
and the Depositary shall
distribute the net proceeds
of a sale of that kind to the
Owners entitled to them,
after deduction or upon
payment of the fees and
expenses of the Depositary
described in Article 13
below and the withholding
of any taxes in respect
thereof.  In lieu of
distributing fractional
American Depositary
Shares for distributed
Shares or other fractional
securities, the Depositary
may, in its discretion, sell
the amount of securities or
property equal to the
aggregate of those fractions.
In the case of subscription
or other rights, the
Depositary may, in its
discretion, issue warrants
for such subscription or
other rights andor seek
instructions from the Owner
of this Receipt as to the
disposition to be made of
such subscription or other
rights.  If the Depositary
does not distribute or make
available to Owners or sell
distributed subscription or
other rights, the Depositary
shall allow those rights to
lapse.  Sales of subscription
or other rights, securities or
other property by the
Depositary shall be made at
such time and in such
manner as the Depositary
may deem advisable.
	If the Depositary
shall find in its opinion that
any cash distribution is not
convertible in its entirety or
with respect to the Owners
of a portion of the Receipts,
on a reasonable basis into
U.S. Dollars available to it
in the City of New York, or
if any required approval or
license of any government
or agency for such
conversion is denied or is
not obtainable within a
reasonable period, the
Depositary may in its
discretion make such
conversion and distribution
in U.S. Dollars to the extent
possible, at such time and
rates of conversion as the
Depositary shall deem
appropriate, to the Owners
entitled thereto and shall
with respect to any such
currency not converted or
convertible either
i distribute such foreign
currency to the holders
entitled thereto or ii hold
such currency for the
respective accounts of such
Owners uninvested and
without liability for interest
thereon, in which case the
Depositary may distribute
appropriate warrants or
other instruments
evidencing rights to receive
such foreign currency.
9.	RECORD DATES
ESTABLISHED BY
DEPOSITARY.
	Whenever any cash
dividend or other cash
distribution shall become
payable or any distribution
other than cash shall be
made, or whenever rights
shall be offered, with
respect to Deposited
Securities, or whenever the
Depositary shall receive
notice of any meeting of
Owners of Deposited
Securities, or whenever it is
necessary or desirable to
determine the Owners of
Receipts, the Depositary
will fix a record date for the
determination of the
Owners generally or the
Owners of Receipts who
shall be entitled to receive
such dividend, distribution
or rights, or the net proceeds
of the sale thereof, to give
instructions for the exercise
of voting rights at any such
meeting or responsible for
any other purpose for which
the record date was set.
10.	CHANGES
AFFECTING
DEPOSITED
SECURITIES.
	Upon i any change
in nominal value or any
subdivision, combination or
any other reclassification of
the Deposited Securities, or
ii any recapitalization,
reorganization, sale of
assets substantially as an
entirety, merger or
consolidation affecting the
issuer of the Deposited
Securities or to which it is a
party, or iii the redemption
by the issuer of the
Deposited Securities at any
time of any or all of such
Deposited Securities
provided the same are
subject to redemption, then
and in any such case the
Depositary shall have the
right to exchange or
surrender such Deposited
Securities and accept and
hold hereunder in lieu
thereof  other shares,
securities, cash or property
to be issued or delivered in
lieu of or in exchange for,
or distributed or paid with
respect to, such Deposited
Securities.  Upon any such
exchange or surrender, the
Depositary shall have the
right, in its discretion, to
call for surrender of this
Receipt in exchange upon
payment of fees and
expenses of the Depositary
for one or more new
Receipts of the same form
and tenor as this Receipt,
but describing the
substituted Deposited
Securities.  In any such case
the Depositary shall have
the right to fix a date after
which this Receipt shall
only entitle the Owner to
receive such new Receipt or
Receipts.  The Depositary
shall mail notice of any
redemption of Deposited
Securities to the Owners of
Receipts, provided that in
the case of any redemption
of less than all of the
Deposited Securities, the
Depositary shall select in
such manner as it shall
determine an equivalent
number of American
Depositary Shares to be
redeemed and shall mail
notice of redemption only to
the Owners of Receipts
evidencing those American
Depositary Shares.  The
sole right of the Owners of
Receipts evidencing
American Depositary
Shares designated for
redemption after the mailing
of such notice of
redemption shall be to
receive the cash, rights and
other property applicable to
the same, upon surrender to
the Depositary and upon
payment of its fees and
expenses of the Receipts
evidencing such American
Depositary Shares.
11.	LIABILITY OF
DEPOSITARY.
       The Depositary
shall not incur any liability
to any holder or Owner of
this Receipt i if by reason of
any provisions of any
present or future law of the
United States of America,
any state thereof, or of any
other country, or of any
governmental or regulatory
authority, or by reason of
any provision, present or
future, of the charter or
articles of association or
similar governing document
of the issuer or of the
Deposited Securities, the
Depositary shall be
prevented, delayed or
forbidden from or subjected
to any civil or criminal
penalty or extraordinary
expenses on account of
doing or performing any act
or thing which by the terms
hereof it is provided shall be
done or performed, ii by
reason of any non-
performance or delay,
caused as specified in clause
i above, in the performance
of any act or thing which by
the terms of this Receipt it
is provided shall or may be
done or performed, iii by
reason of any exercise of, or
failure to exercise, any
discretion provided for
herein, iv for the inability of
any Owner or holder to
benefit from any
distribution, offering, right
or other benefit which is
made available to holders of
Deposited Securities but is
not made available to
Owners or holders, v for
any special, consequential
or punitive damages for any
breach of the terms of this
Receipt or vi arising out of
any act of God, terrorism or
war or any other
circumstances beyond its
control.
       The Depositary
shall not be responsible for
any failure to carry out any
requests to vote any
Deposited Securities or for
the manner or effect of any
vote that is cast either with
or without the request of
any Owner, or for not
exercising any right to vote
any Deposited Securities.
       The Depositary
does not assume any
obligation and shall not be
subject to any liability to
holders or Owners
hereunder other than
agreeing to act without
negligence or bad faith in
the performance of such
duties as are specifically set
forth herein.
       The Depositary
shall be under no obligation
to appear in, prosecute or
defend, any action, suit or
other proceeding in respect
of any of the Deposited
Securities or in respect of
the Receipts on behalf of
Owners or holders or any
other persons.  The
Depositary shall not be
liable for any action or
nonaction by it in reliance
upon the advice of or
information from legal
counsel, accountants or any
other persons believed by it
in good faith to be
competent to give such
advice or information.
       The Depositary,
subject to Article 14 hereof,
may itself become the
owner of and deal in
securities of any class of the
issuer of the Deposited
Securities and in Receipts of
this issue.
12.	TERMINATION
OF AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
	The Depositary may
at any time terminate the
agreement evidenced by this
Receipt and all other
Receipts by mailing notice
of such termination to the
Owners of all Receipts then
outstanding at their
addresses appearing upon
the books of the Depositary,
at least thirty days prior to
the date fixed in such notice
for termination.  On and
after such date of
termination the Owner
hereof, upon surrender of
this Receipt at the Corporate
Trust Office of the
Depositary, will be entitled
to delivery of the amount of
the Deposited Securities
represented hereby upon the
same terms and conditions,
and upon payment of a fee
at the rates provided herein
with respect to the surrender
of this Receipt for
Deposited Securities and on
payment of applicable taxes
and charges.  The
Depositary may convert any
dividends received by it in
cash after the termination
date into U.S. Dollars as
herein provided, and after
deducting therefrom the
fees of the Depositary and
referred to herein and any
taxes and governmental
charges and shall thereafter
hold the balance of said
dividends for the pro rata
benefit of the Owners of the
respective Receipts.  As to
any Receipts not so
surrendered within thirty
days after such date of
termination the Depositary
shall thereafter have no
obligation with respect to
the collection or
disbursement of any
subsequent dividends or any
subscriptions or other rights
accruing on the Deposited
Securities.  After the
expiration of three months
from such date of
termination the Depositary
may sell any remaining
Deposited Securities in such
manner as it may determine,
and may thereafter hold
uninvested the net proceeds
of any such sale or sales
together with any dividends
received prior to such sale
or the U.S. Dollars received
on conversion thereof,
unsegregated and without
liability for any interest
thereon, for the pro rata
benefit of the Owners of the
Receipts that have not
theretofore been
surrendered for
cancellation, such Owners
thereupon becoming general
creditors of the Depositary
with respect to such net
proceeds.  After making
such sale, or if no such sale
can be made after the
expiration of one year from
such date of termination, the
Depositary shall be
discharged from all
obligations whatsoever to
the holders and Owners of
the Receipts except to make
distribution of the net
proceeds of sale and of such
dividends after deducting all
fees, charges and expenses
of the Depositary or of the
Deposited Securities, in
case no sale can be made,
upon surrender of the
Receipts.
13.	CERTAIN FEES
AND CHARGES OF THE
DEPOSITARY.
	The Depositary may
charge any party depositing
or withdrawing Shares, any
party transferring or
surrendering Receipts, any
party to whom Receipts are
issued including issuance
pursuant to a stock dividend
or stock split or an
exchange of stock or
distribution pursuant to
Articles 8 or 10 or Owners,
as applicable, i fees for the
delivery or surrender of
Receipts and deposit or
withdrawal of Shares, ii fees
for distributing cash, Shares
or other property received in
respect of Deposited
Securities, iii taxes and
other governmental charges,
iv registration or custodial
fees or charges relating to
the Shares, v cable, telex
and facsimile transmission
expenses, vi foreign
currency conversion
expenses and fees, vii
depositary servicing fees
and viii any other fees or
charges incurred by the
Depositary or its agents in
connection with the Receipt
program.  The Depositarys
fees and charges may differ
from those of other
depositaries.  The
Depositary reserves the
right to modify, reduce or
increase its fees upon thirty
30 days notice to the Owner
hereof.  The Depositary will
provide, without charge, a
copy of its latest schedule of
fees and charges to any
party requesting it.
	The Depositary may
charge fees for receiving
deposits and issuing
Receipts, for delivering
Deposited Securities against
surrendered Receipts, for
transfer of Receipts, for
splits or combinations of
Receipts, for distribution of
each cash or other
distribution on Deposited
Securities, for sales or
exercise of rights, or for
other services performed
hereunder.  The Depositary
reserves the right to modify,
reduce or increase its fees
upon thirty 30 days notice
to the Owner hereof.  The
Depositary will provide,
without charge, a copy of its
latest fee schedule to any
party requesting it.
14.	PRERELEASE
OF RECEIPTS.
	Notwithstanding
any other provision of this
Receipt, the Depositary may
execute and deliver
Receipts prior to the receipt
of Shares PreRelease. The
Depositary may deliver
Shares upon the receipt and
cancellation of Receipts
which have been
PreReleased, whether or not
such cancellation is prior to
the termination of such
PreRelease or the
Depositary knows that such
Receipt has been
PreReleased.  The
Depositary may receive
Receipts in lieu of Shares in
satisfaction of a PreRelease.
Each PreRelease will be
a preceded or accompanied
by a written representation
from the person to whom
Receipts or Shares are to be
delivered that such person,
or its customer, owns the
Shares or Receipts to be
remitted, as the case may
be, b at all times fully
collateralized with cash or
such other collateral as the
Depositary deems
appropriate, c terminable by
the Depositary on not more
than five 5 business days
notice, and d subject to such
further indemnities and
credit regulations as the
Depositary deems
appropriate.  The number of
American Depositary
Shares which are
outstanding at any time as a
result of PreReleases will
not normally exceed thirty
percent 30% of the Shares
deposited with the
Depositary provided,
however, that the
Depositary reserves the
right to change or disregard
such limit from time to time
as it deems appropriate.
	The Depositary may
retain for its own account
any compensation received
by it in connection with the
foregoing.
15.	COMPLIANCE
WITH U.S. SECURITIES
LAWS.
	Notwithstanding
any terms of this Receipt to
the contrary, the Depositary
will not exercise any rights
it has under this Receipt to
prevent the withdrawal or
delivery of Deposited
Securities in a manner
which would violate the
United States securities
laws including, but not
limited to, Section 1A1 of
the General Instructions to
the Form F6 Registration
Statement, as amended from
time to time, under the
Securities Act of 1933.
16.	GOVERNING
LAW VENUE OF
ACTIONS JURY TRIAL
WAIVER.
	This Receipt shall
be interpreted and all rights
hereunder and provisions
hereof shall be governed by
the laws of the State of New
York.
	All actions and
proceedings brought by any
Owner or holder of this
Receipt against the
Depositary arising out of or
relating to the Shares or
other Deposited Securities,
the American Depositary
Shares or the Receipts, or
any transaction
contemplated herein, shall
be litigated only in courts
located within the State of
New York.
	EACH OWNER
AND HOLDER HEREBY
IRREVOCABLY
WAIVES, TO THE
FULLEST EXTENT
PERMITTED BY
APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO
A TRIAL BY JURY IN
ANY SUIT, ACTION OR
PROCEEDING AGAINST
THE DEPOSITARY
DIRECTLY OR
INDIRECTLY ARISING
OUT OF OR RELATING
TO THE SHARES OR
OTHER DEPOSITED
SECURITIES, THE
AMERICAN
DEPOSITARY SHARES
OR THE RECEIPTS, OR
ANY TRANSACTION
CONTEMPLATED
HEREIN, OR THE
BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY
QUESTION REGARDING
EXISTENCE, VALIDITY
OR TERMINATION
WHETHER BASED ON
CONTRACT, TORT OR
ANY OTHER THEORY.
17.	AMENDMENT
OF RECEIPTS.
       The form of the
Receipts and the agreement
created thereby may at any
time and from time to time
be amended by the
Depositary in any respect
which it may deem
necessary or desirable. Any
amendment which shall
prejudice any substantial
existing right of Owners
shall not become effective
as to outstanding Receipts
until the expiration of thirty
30 days after notice of such
amendment shall have been
given to the Owners of
outstanding Receipts
provided, however, that
such thirty 30 days notice
shall in no event be required
with respect to any
amendment which shall
impose or increase any
taxes or other governmental
charges, registration fees,
cable, telex or facsimile
transmission costs, delivery
costs or other such
expenses. Every Owner and
holder of a Receipt at the
time any amendment so
becomes effective shall be
deemed, by continuing to
hold such Receipt, to
consent and agree to such
amendment and to be bound
by the agreement created by
Receipt as amended
thereby. In no event shall
any amendment impair the
right of the Owner of any
Receipt to surrender such
Receipt and receive therefor
the amount of Deposited
Securities represented by
the American Depositary
Shares evidenced thereby,
except in order to comply
with mandatory provisions
of applicable law.